EXHIBIT 1.3

                                                                [Execution Copy]


                                 INDEMNIFICATION
                                       AND
                             CONTRIBUTION AGREEMENT


         THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT dated January 23, 2004 (the "Agreement") among Morgan Stanley ABS Capital I Inc., a Delaware corporation (the "Depositor"), Morgan Stanley Mortgage Capital Inc., a Delaware corporation (the "Seller"), and Washington Mutual Bank, FA, a national banking association ("WAMU").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, WAMU and the Depositor are parties to the Washington Mutual Servicing Agreement (as defined herein);

         WHEREAS, WAMU stands to receive substantial financial benefits in its capacity as servicer under the Washington Mutual Servicing Agreement;

         WHEREAS, the Depositor and the Seller stand to receive substantial benefits from WAMU performing in its capacity as servicer under the Washington Mutual Servicing Agreement;

         WHEREAS, each of the Depositor, the Seller and WAMU wishes to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         1.1      Certain Defined Terms.
                  ---------------------

         The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

         1933 Act:  The Securities Act of 1933, as amended.

         Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

         Offered Certificates: Morgan Stanley ABS Capital I Inc., Series 2004-SD1, Mortgage Pass-Through Certificates, Class A, Class M-1, Class M-2 and Class B issued pursuant to the Pooling Agreement.

         Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Pooling Agreement: The Pooling Agreement, dated as of January 1, 2004, among the Depositor, the Seller and Deutsche Bank National Trust Company, as custodian and trustee.

         Prospectus Supplement: The Prospectus Supplement dated January 23, 2004, relating to the public offering of the Offered Certificates.

         WAMU Information: All information in the Prospectus Supplement contained under the headings "The Servicers--Washington Mutual Bank, FA" and "WAMU Underwriting Guidelines".

         Washington Mutual Servicing Agreement: The Washington Mutual Servicing Agreement, dated as of January 1, 2004, among the Depositor, WAMU and Deutsche Bank National Trust Company, as trustee.


         1.2      Other Terms.
                  -----------

         Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Washington Mutual Servicing Agreement.

                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

         2.1      Each party hereto represents that:

         (a) it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;

         (b) this Agreement has been duly authorized, executed and delivered by such party; and

         (c) assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party.

         2.2 In addition, the Depositor represents to the other parties hereto that a registration statement on Form S-3 (File No. 333-104046), including the Base Prospectus (the "Registration Statement"), has been filed with the Securities and Exchange Commission (the "Commission") and has become effective under the Securities Act of 1933, as amended (the "Securities Act"), and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated, or to the Depositor's knowledge, threatened, by the Commission.


                                  ARTICLE III.

                                 INDEMNIFICATION

         3.1      Indemnification.
                  ---------------

         (a) WAMU shall indemnify and hold harmless the Depositor and the Seller and their respective directors, officers and each Person, if any, that "controls" the Depositor or the Seller, within the meaning of Section 15 of the 1933 Act (each, a "Depositor Indemnified Party"), against any and all losses, claims, damages or liabilities to which such Depositor Indemnified Party may become subject, under the 1933 Act or otherwise, to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, but only to the extent that such untrue statement or alleged untrue statement relates to information set forth in the WAMU Information and WAMU shall in each case reimburse each Depositor Indemnified Party for any legal or other expenses reasonably incurred by such Depositor Indemnified Party, in connection with investigating or defending any such loss, claim, damage, liability or action.

         (b) The Seller shall (A) indemnify and hold harmless WAMU and its directors, officers and each Person, if any, that "controls" WAMU within the meaning of Section 15 of the 1933 Act (each, a "WAMU Indemnified Party"), against any and all losses, claims, damages or liabilities to which such WAMU Indemnified Party may become subject, under the 1933 Act or otherwise, to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, other than an untrue statement of fact contained in the WAMU Information or (ii) any omission or alleged omission to state in the Registration Statement, the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, but only to the extent that such untrue statement or omission is other than a statement or omission arising out of or based upon the WAMU Information, and (B) reimburse each WAMU Indemnified Party for any legal or other expenses reasonably incurred by such WAMU indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action.

         (c) If the indemnification provided for in this Section 3.1 shall for any reason be unavailable to an indemnified party under this Section 3.1, then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative benefit to the Depositor, the Seller and WAMU from the issuance and sale of the Offered Certificates or, if such allocation is not permitted by a court of competent jurisdiction, then on a basis appropriate to also recognize the relative fault of the Depositor, the Seller and WAMU in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.1, each director of a party to this Agreement and each Person, if any, that "controls" a party to this Agreement within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such party.

         (d)      Each of WAMU's and the Seller's liability set forth in this
Section 3.1 will be in addition to any other liability that WAMU or the Seller may otherwise have.

         3.2      Notification; Procedural Matters.
                  --------------------------------

         (a)      Promptly after receipt by an indemnified party under Section
3.1 hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party (or if a claim for contribution is to be made against another party) under
Section 3.1 hereof, notify the indemnifying party (or other contributing party) in writing of the commencement thereof and the nature of the claim; but the omission so to notify the indemnifying party (or other contributing party) shall not relieve it from any liability it may have to any indemnified party (or to the party requesting contribution) otherwise than under Section 3.1 hereof except to the extent that it has been materially prejudiced (through the forfeiture of substantial rights or defenses) by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, the indemnifying party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall reasonably have concluded (i) that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation by the indemnified party undertaken with notice to and approval by the indemnifying party), unless (i) the indemnified party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party shall have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Each indemnified party, as a condition of the indemnity agreements contained in Section 3.1 above, shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No party shall be liable for contribution with respect to any action or claim settled without its consent, which shall not be unreasonably withheld. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall be liable for any settlement of any such action effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against all loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                                  ARTICLE IV.

                                     GENERAL

         4.1      Survival.
                  --------

         This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Offered Certificates.

         4.2      Successors.

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling Persons referred to in Article III hereof and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

         4.3      Applicable Law.
                  --------------

         This Agreement and all matters arising with respect to it shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York) without otherwise giving effect to conflict of laws principles thereof.

         4.4      Miscellaneous.
                  -------------

         Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

         4.5      Notices.
                  -------

         All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Morgan Stanley ABS Capital I Inc., 1585 Broadway, New York, New York 10036, Attention:
Michelle Wilke, (b) in the case of the Seller, Morgan Stanley Mortgage Capital Inc., 1221 Avenue of the Americas, New York, New York 10019 Attention: Michelle Wilke, Esq., and (c) in the case of the WAMU, Washington Mutual Bank, FA, 1950 Plummer St, (mail stop N070205), Chatsworth, CA, 91311, Attention: Vice President, Investor Reporting, with a copy to Washington Mutual Bank, FA, 1201 3rd Avenue, WMT0511, Seattle, Washington, Attention: General Counsel.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.



                                     MORGAN STANLEY ABS CAPITAL I INC.,
                                         as Depositor


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                                     MORGAN STANLEY MORTGAGE CAPITAL INC.,
                                         as Seller


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                                     WASHINGTON MUTUAL BANK, FA,
                                         as Servicer


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


       [Signature Page to the Washington Mutual Indemnification Agreement]